UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. __)

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under §240.14(a)(12)

Spare Backup, Inc.

(Name of Registrant as Specified in Its Charter)

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SPARE BACKUP, INC.

72757 Fred Waring Drive

Palm Desert, California 92260

Telephone (760) 779-0251

Dear Stockholders:

We are writing to advise you that Spare Backup, Inc. intends to amend its Certificate of Incorporation to:

•	increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares (the “Recapitalization Amendment”), and

•	effect a reverse stock split of its outstanding common stock at a ratio of up to one to 10 (1:10) to be fixed by our Board of Directors, in their sole discretion (the “Reverse Split Amendment”).

These actions were approved on May 27, 2008 by our Board of Directors. In addition, 17 individuals or entities, including our executive officers and directors, who hold a majority of our issued and outstanding voting securities have approved these actions on [_____] , 2008 by written consent in lieu of a special meeting of stockholders in accordance with the relevant sections of the Delaware General Corporation Law. We will file the Recapitalization Amendment with the Secretary of State of Delaware, a copy of which is attached hereto as Exhibit A, on or about [___________], 2008 which will specify an effective date of [_________], 2008. The Reverse Split Amendment will be filed with the Secretary of State of Delaware at any time up to six months from [INSERT DATE], 2008 as determined by our Board of Directors.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about [___________], 2008.

Please feel free to call us at (760) 779-0251 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Spare Backup.

For the Board of Directors of

SPARE BACKUP, INC.

By:	/s/ Cery Perle
Cery Perle, Chairman and CEO

SPARE BACKUP, INC.

72757 Fred Waring Drive

Palm Desert, California 92260

INFORMATION STATEMENT REGARDING

ACTION TAKEN BY WRITTEN CONSENT OF

MAJORITY STOCKHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of Spare Backup, Inc. in connection with the adoption of Certificates of Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On May 27, 2008 our Board of Directors approved the:

•	Recapitalization Amendment increasing the number of our authorized shares of common stock from 150,000,000 shares to 300,000,000 shares, and

•

Reverse Split Amendment effecting a reverse stock split of our outstanding common stock at a ratio of up to one to 10 (1:10) to be fixed by our Board of Directors, in their sole discretion, within six months from the date thereof.

The Recapitalization Amendment will become effective on [__________], 2008 in accordance with the written consent of the holders of a majority of our issued and outstanding voting securities and the filing of the Recapitalization Amendment with the Secretary of State of Delaware in accordance with the relevant sections of the Delaware General Corporation Law. The Reverse Split Amendment will become upon a date to be fixed by our Board of Directors at any time up to [INSERT DATE], 2008 in accordance with the written consent of the holders of a majority of our issued and outstanding voting securities and the filing of the Reverse Split Amendment with the Secretary of State of Delaware, also in accordance with the relevant sections of the Delaware General Corporation Law.

Our voting securities include our common stock and our Series A Preferred Stock. Each share of common stock entitles the holder to one vote and each share of Series A Preferred Stock entitles the holder to 400 votes at any meeting of our stockholders and the shares of common stock and Series A Preferred Stock vote together on all matters submitted to a vote of our stockholders. On [_______], 2008 we had 81,358,586 shares of our common stock and 50,000 shares of our Series A Preferred Stock issued and outstanding. A total of 17 individuals and entities, including our executive officers and directors, who collectively own approximately 52.2% of our outstanding voting stock which is in excess of the required majority of our outstanding voting securities necessary for the adoption of these actions, have executed a written consent approving the amendments.

The elimination of the need for a meeting of stockholders to approve these actions is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about [_________], 2008 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the amendments.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OUR PRINCIPAL STOCKHOLDERS

Our voting securities are comprised of our common stock and our Series A Preferred Stock. At May 15, 2008 there were 81,358,586 shares of our common stock and 50,000 shares of our Series A Preferred Stock issued and outstanding. The following table contains information regarding record ownership of our common stock as of May 15, 2008 held by:

•	persons who own beneficially more than 5% of our outstanding voting securities,
•	our directors,
•	named executive officers, and
•	all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from May 15, 2008, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 72757 Fred Waring Drive, Palm Desert, California 92260.

	Amount and Nature of Beneficial Ownership
	Common Stock		Series A Preferred Stock		% of
Name	# of Shares	% of Class	# of Shares	% of Class	Vote

Cery B. Perle (1)	10,914,694	12.8%	50,000	100%	29.5%
Edward L. Hagan (2)	2,725,000	3.3%	0	n/a	2.7%
Richard Galterio (3)	2,100,000	2.5%	0	n/a	2.0%
Ivor Newman (4)	1,330,208	1.6%	0	n/a	1.3%
Darryl Adams (5)	1,147,681	1.4%	0	n/a	1.1%
All named executive officers and directors as a group (five persons) (1), (2), (3), (4) and (5)	18,217,583	20.2%	50,000	100%	34.7%

*	represents less than 1%

(1)	The number of shares beneficially owned by Mr. Perle includes:

•

a total of 7,314,694 shares of our common stock which are presently outstanding, including 1,140,194 shares held by Mr. Perle, 4,000,000 shares held by a trust for his benefit, 724,500 shares held in trust for his minor children, and1,500,000 shares of common stock held by Preston & Price, S.A., over which Mr. Perle can exercise voting rights,

•	options to purchase 2,100,000 shares of common stock with an exercise price of $0.45 per share,
•	options to purchase 118,000 shares of common stock with an exercise price of $0.34 per share,
•	options to purchase 50,000 shares of common stock with an exercise price of $0.425 per share,
•	options to purchase 100,000 shares of common stock with an exercise price of $0.442 per share,
•	options to purchase 100,000 shares of common stock with an exercise price of $0. 48 per share,
•	options to purchase 500,000 shares of common stock with an exercise price of $0.93 per share,
•	options to purchase 500,000 shares of common stock with an exercise price of $0.32 per share,
•	options to purchase 500,000 shares of common stock with an exercise price of $0.45 per share,
•	options to purchase 500,000 shares of common stock with an exercise price of $0.41 per share, and
•	options to purchase 500,000 shares of common stock with an exercise price of $0.36 per share.

The number of shares of common stock beneficially owned by Mr. Perle excludes 1,500,000 shares underlying options exercisable at prices of $0.36 per share which have not yet vested.

(2)	The number of shares beneficially owned by Mr. Hagan includes:

•	1,092,475 shares of our common stock which are presently outstanding,
•	344,000 shares of our common stock held by his wife Stephanie,
•	312,000 shares of our common stock held as custodian for the benefit of minor children,
•	options to purchase 350,000 shares of our common stock with an $0.45 per share,
•	options to purchase 189,025 shares of our common stock with an exercise price of $0.41 per share,
•	options to purchase 250,000 shares of our common stock with an exercise price of $0.93 per share, and
•	options to purchase 187,500 shares of our common stock with an exercise price of $0.32 per share.

(3)	The number of shares beneficially owned by Mr. Galterio includes:

•	600,000 shares of our common stock underlying options exercisable at $0.45 per share;
•	500,000 shares of our common stock underlying options exercisable at $0.41 per share;
•	500,000 shares of our common stock underlying options exercisable at $0.93 per share; and
•	options to purchase 500,000 shares of our common stock with an exercise price of $0.32 per share.

(4)	The number of shares beneficially owned by Mr. Newman includes:

•	50,000 shares of our common stock which are presently outstanding,
•	100,000 shares of our common stock underlying options exercisable at $0.34 per share,
•	342,708 shares of our common stock underlying options exercisable at $0.40 per share,
•	187,500 shares of our common stock underlying options exercisable at $0.45 per share,
•	50,000 shares of our common stock underlying options exercisable at $0.43 per share,
•	100,000 shares of our common stock underlying options exercisable at $0.442 per share,
•	100,000 shares of our common stock underlying options exercisable at $0.93 per share,
•	100,000 shares of our common stock underlying options exercisable at $0.80 per share,
•	100,000 shares of our common stock underlying options exercisable at $0.45 per share,
•	100,000 shares of our common stock underlying options exercisable at $0.50 per share, and
•	100,000 shares of our common stock underlying options exercisable at $0.35 per share.

The number of shares of common stock beneficially owned by Mr. Newman excludes 19,792 shares underlying options exercisable at prices ranging from $0.40 to $0.45 per share which have not yet vested.

(5)	The number of shares beneficially owned by Mr. Adams includes:

•	251,848 shares of our common stock which are presently outstanding,
•	770,833 shares of our common stock underlying options exercisable at $0.51 per share;
•	100,000 shares of our common stock underlying options exercisable at $0.48 per share, and
•	25,000 shares of our common stock underlying options exercisable at $0.35 per share.

The number of shares of common stock beneficially owned by Mr. Adams excludes 229,167 shares issuable upon the exercise of options with an exercise price of $0.51 per share which have not yet vested.

THE AMENDMENTS

The Recapitalization Amendment

Our authorized capital currently consists of 150,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 50,000 shares have been designated as Series A Preferred Stock. The shares of Series A Preferred Stock are not convertible or exchangeable for any other security. At May 15, 2008 we had 81,358,586 shares of common stock and 50,000 shares of Series A Preferred Stock issued and outstanding. In addition, there are a total of 59,350,557 shares of our common stock underlying outstanding warrants and options and outstanding convertible debt.

While we presently have a sufficient number of authorized but unissued shares of common stock available for issuance upon the possible exercise of outstanding options and warrants and/or the conversion of outstanding convertible debt, our Board of Directors believe it to be advisable to increase our authorized common shares to provide for future events. As a result of the increase in the number of authorized shares of our common stock, we will have additional shares of unissued common stock available in the event the Board of Directors determines that it is necessary or appropriate to issue such shares to permit us to raise additional capital through the sale of equity or convertible debt securities, to establish strategic relationships with corporate partners and to provide equity incentives to employees and officers or for other valid corporate purposes.

Pursuant to the Recapitalization Amendment, we will increase the number of authorized shares of common stock to 350,000,000 shares. The terms of the newly authorized shares of common stock will be identical to those of the currently authorized shares of common stock. The authorization of additional shares of common stock will not alter the current number of issued and outstanding shares. The Recapitalization Amendment will not change any of the designations, rights or preferences of our Series A Preferred Stock nor will it increase the number of shares of authorized preferred stock.

Purpose and Effect of Recapitalization Amendment.

Our Board of Directors believe that increasing the number of authorized shares of common stock available for issuance or reservation will provide us with the flexibility to issue shares of common stock without the expense and delay of a special stockholders’ meeting. Our working capital needs have been intensive and our business model provides that in the future we may issue shares of our common stock or securities convertible or exchangeable for shares of common stock for capital raising purposes, to establish strategic relationships with corporate partners, in connection with equity compensation plans or for other valid corporate purposes. However, while we are actively seeking to raise additional capital and any such transaction will likely involve the issuance and sale of common equity or debt which is convertible into shares of our common stock, we currently have no plans or existing or proposed agreements or understandings to issue, or reserve for future issuance, any shares of our common stock, including as part of a capital raising transaction or otherwise.

            The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by our Certificate of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. In addition, the issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

Although the Recapitalization Amendment was not adopted for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued common shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Certificate of Incorporation would not receive the requisite vote. Such uses of our securities could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board. While the Recapitalization Amendment may have anti-takeover ramifications, rendering it more difficult or discouraging an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise, the Board of Directors believes that the financial flexibility offered by the Recapitalization Amendment outweighs any disadvantages.

Manner of Effecting the Recapitalization Amendment.

The increase in the number of authorized shares of our common stock will be effected by the filing of the Recapitalization Amendment with the Secretary of State of the State of Delaware. The Recapitalization Amendment will specify that the effective date will be [__________], 2008 which is 20 days after this Information Statement was first mailed to our stockholders.

No Dissenter’s Rights

Under Delaware law stockholders are not entitled to dissenter’s rights of appraisal with respect to the Recapitalization Amendment.

The Reverse Split Amendment

The Reverse Split Amendment will effect a reverse stock split of the outstanding shares of our common stock at a ratio of up to one for 10 (1:10) (the “Reverse Split”). The Board of Directors has the authority to decide, within six months from [INSERT DATE], 2008, the date of the stockholder consent, the exact ratio of the Reverse Split and when to implement the Reverse Split. If the Board of Directors decides to implement the Reverse Split, it will become effective upon the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware. The form of Reverse Split Amendment is attached to this Information Statement as Exhibit B.

Purpose of the Reverse Split Amendment

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “SPBU” On [INSERT DATE], 2008 the last sale price of our common stock was $[X] per share. The primary objective of the Reverse Split will be to raise the per share trading price of our common stock. Our Board of Directors believes that the low per-share market price of our common stock impairs the acceptability of our common stock to financing sources, strategic partners and certain members of the investing public. Because of the current low price of our common stock, our credibility as a viable business enterprise could be negatively impacted. Our Board of Directors also believes that if the Reverse Split Amendment has the desired effect of raising the per share trading price of our common stock on a sustained basis this may improve our chances of listing our common stock on a national securities exchange.

Because brokerage commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of investors to purchase our common stock at its current price levels.

Our Board obtained stockholder approval for split ratio of up to 1:10 rather than a fixed ratio in order to provide the Board with the flexibility to achieve the desired results of the Reverse Split. The Board has the authority to implement the Reverse Split only upon the Board’s determination that the Reverse Split would be in our best interests at that time. In determining whether to proceed with the Reverse Split and setting the exact ratio of the split, if any, the Board of Directors will consider a number of factors, including market conditions, existing and expected trading prices of our common stock, our additional funding requirements and the number of authorized but unissued shares of our common stock.

If the Board decides to implement the Reverse Split, it would set the timing for the Reverse Split and select a specific ratio up to 1:10. No further action on the part of the stockholders is required to either implement or abandon the Reverse Split. If the Board determines to implement the Reverse Split, we will communicate to the public, prior to the Effective Date, additional details regarding the Reverse Split, including the specific ratio selected by the Board. If the Board does not implement the Reverse Split within six months from the date of the stockholder’s consent, the authority granted to it to implement the Reverse Split will terminate. The Board reserves its right to elect not to proceed with the Reverse Split if it determines, in its sole discretion, that it is no longer in our best interests.

Potential Effects of the Reverse Split

If and when implemented, the Reverse Split will affect all of the holders of our common stock uniformly. Pursuant to the Reverse Split, each holder of common stock, par value $0.001 (“Old Shares”) immediately prior to the effectiveness of the Reverse Split will become the holder of fewer shares of common stock, par value $0.001 per share (“New Shares”) after implementation of the Reverse Split. Any fractional share existing as a result of the reverse stock split will be rounded to the next higher whole number to those stockholders who are entitled to receive them as a consequence of the Reverse Split. On the effective date of the Reverse Split Amendment, each stockholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding common shares as the stockholder held prior to the effective date of the Reverse Split Amendment. The New Shares will be fully paid and non-assessable. The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares.

Based upon 81,358,356 shares of our common stock outstanding at May 15, 2008, the following table reflects the approximate percentage reduction in the number of outstanding shares of common stock and the approximate number of New Shares that would be outstanding as a result of the Reverse Split at various ratios:

Ratio of Reverse Split	Approximate Percentage Reduction in Outstanding Common Shares	Approximate Outstanding Shares After Reverse Split

1 for 3	66.6%	27,119,529
1 for 5	80.0%	16,271,717
1 for 7	85.7%	11,622,655
1 for 10	90.0%	8,135,859

As a result of the Reverse Split, on the effective date of the Reverse Split Amendment the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the Reverse Split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total stockholders’ equity. All share and per share information will be retroactively adjusted following the effective date of the Reverse Split Amendment to reflect the Reverse Split for all periods presented in future filings. The Reverse Split will increase the number of stockholders who own odd-lots, which is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Reverse Split will also affect other outstanding classes of our securities, including:

•            Stock Award Plan, as amended, however, will not be reduced as a result of the Reverse Split and will equal to the number of remaining shares available for grant under the plan on the effective date of the Reverse Split Amendment.

•            At May 16, 2008 we had convertible debt which was exercisable into an aggregate of 13,969,998 shares of our common stock. On the effective date of the Reverse Split Amendment, the conversion price of this convertible debt will be automatically adjusted as determined by the split ratio. For example, if we should undertake a 1:10 reverse stock split, a $100,000 convertible note which is currently convertible at $0.30 per share immediately prior to the effective date of such reverse split would be convertible at $3.00 per share immediately following such effective date, and

•            The voting rights attributable to our Series A Preferred Stock will be adjusted on a proportional basis to the split ratio. For example, each share of this stock is presently entitled to 400 votes. If the Board were to approve a 1:10 reverse split, the voting rights for each shares of Series A Preferred Stock would be automatically adjusted to 40 votes. The Reverse Split will not affect the number of outstanding shares of Series A Preferred Stock.

Because the Reverse Split will have the effect of increasing the number of authorized but unissued shares of our common stock which are available for issuance by our company, the Reverse Split Amendment may also be construed as having an anti-takeover effect. Although the Reverse Split Amendment was not adopted for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Certificate of Incorporation would not receive the requisite vote. Such uses of our securities could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board. We are not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

No Dissenter’s Rights

Under the Delaware General Corporate Law, stockholders will not be entitled to dissenter’s rights with respect to the Reverse Split Amendment.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain U.S. federal income tax consequences relating to the Reverse Split as of the date hereof. This summary addresses only U.S. holders who hold their stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, for U.S. federal income tax purposes, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, and may adversely affect the U.S. federal income tax consequences described herein. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under U.S. federal income tax laws.

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, state, local, foreign or other tax consequences of the Reverse Split.

Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by us in furtherance of the Reverse Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the post-reverse split shares will be the same as the aggregate adjusted basis of the pre-reverse split shares, reduced by the amount of the adjusted basis of pre-reverse split shares that is allocated to any fractional share for which cash is received. The holding period of the post-reverse split shares will include a U.S. holder’s holding periods for the pre-reverse split shares. A stockholder who receives cash in lieu of a fractional share generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the amount of the stockholder’s aggregate adjusted tax basis in pre-reverse split shares that is allocated to a fractional share. In general, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held for more than one year.

We will not recognize any gain or loss as a result of the Reverse Split.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SPARE BACKUP, INC.

By:	/s/ Cery Perle
Cery Perle, Chairman and CEO

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

SPARE BACKUP, INC.

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the Chairman and Chief Executive Officer of Spare Backup, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Paragraph FOURTH of the Certificate of Incorporation of this Corporation is hereby amended by deleting the first paragraph and replacing it in its entirety with the following:

(a)          The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Three Hundred and Fifty Five Million (355,000,000) shares of which Three Hundred Million (300,000,000) shares shall be Common Stock, par value $0.00l per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share. The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

(b)          This Amendment shall not alter or change the Certificate of Designation, Preferences, Rights and Other Rights of Series A Preferred Stock of the Corporation as filed with the Secretary of State of Delaware on January 16, 2008.

(c)          The effective time of this amendment shall be ________, 2008.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated ________, 2008 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent dated _________, 2008 of the holders of shares of the Corporation’s voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation as of ____________, 2008.

SPARE BACKUP, INC.

By:	_________________________
Cery Perle, Chief Executive Officer

EXHIBIT B

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

SPARE BACKUP, INC.

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the Chairman and Chief Executive Officer of Spare Backup, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED, that at the effective time of this amendment, each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation’s Board of Directors shall be subject to a one for [INSERT NUMBER] (1:[INSERT NUMBER]) reverse split with all fractional shares rounded to the nearest whole share; and be it

FURTHER RESOLVED, that this Certificate of Amendment shall not alter or change the Certificate of Designation, Preferences, Rights and Other Rights of Series A Preferred Stock of the Corporation as filed with the Secretary of State of Delaware on January 16, 2008.

(c)          The effective time of this amendment shall be ________, 2008.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated ________, 2008 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent dated _________, 2008 of the holders of shares of the Corporation’s voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation as of ____________, 2008.

SPARE BACKUP, INC.

By:	_________________________
Cery Perle, Chief Executive Officer